EXHIBIT 15.1

WILLIAMS & WEBSTER, P.S.
Certified Public Accountants
601 West Riverside
Suite 1940
Spokane, Washington 99201-0611
(509) 838-5111
FAX (509) 624-5114

Board of Directors
TexEn Oil & Gas, Inc.
Houston, Texas 77070

LETTER RE: UNAUDITED INTERIM FINANCIAL STATEMENT INFORMATION

Re: Registration Statement Number __________ on Form S-8

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated February 13, 2003 except for Notes 1, 3, 7, 9, and 12, as to which the date is April 7, 2003, related to our review of interim financial information as presented in the Form 10-QSB for the quarter ended December 31, 2002.

Pursuant to Rule 436 under the Securities Act of 1933 ("the Act"), such report is not considered a part of the registration statement prepared or certified by an accountant or a report prepared or certified by an accountant, within the meaning of sections 7 and 11 of the Act.

/s/ Williams & Webster P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

April 28, 2003